UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Senmiao Technology Limited, a company incorporated in the state of Nevada (the “Company”) received a notice from the Listing Qualifications Department (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), stating that unless the Company timely requested a hearing before the Panel, the Company’s common stock would be subject to delisting from the Nasdaq due to the Company’s non-compliance with Nasdaq Continued Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share. The Company timely requested a hearing before the Panel, which was held on March 17, 2022.

On March 24, 2022, the Company received a notice from the Nasdaq Office of General Counsel that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request to continue its listing on Nasdaq through April 30, 2022 (the “Extended Date”) in order to afford the Company the opportunity to regain compliance with the Minimum Bid Price Rule.

The Panel’s decision is subject to certain conditions, including (i) that the Company will need to file a certificate of change with the State of Nevada effecting a simultaneous reduction of its authorized number of shares of the common stock, par value $0.0001 per share (the “Common Stock”) and its issued and outstanding number of shares of the Common Stock at a ratio of 1:10 (the “Reverse Split”) on or before the April 6, 2022 (the “Effective Date”) and (ii) that the Company will have demonstrated compliance with the Minimum Bid Price Rule on or before the Extended Date. No amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Split pursuant to NRS 78.209.

In the event that the Company does not complete the Reverse Split by the Effective Date or fails to demonstrate compliance with the Minimum Bid Price Rule by the Extended Date, the Company’s securities would be subject to be delisted from Nasdaq, absent an additional extension.

The securities purchase agreements executed by the Company on November 8, 2021 in connection with a private placement made by the Company require that the Company obtain consents from a majority in interest of the investors in such offering in order to effect a reverse stock split. The Company is in the process of seeking consents from each of those investors.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2022	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer (Principal Executive Officer)